UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

BFC Financial Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 2, 2017, BFC Financial Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the effectiveness of the change in the Company’s name to “BBX Capital Corporation,” the new ticker symbols for the Company’s Class A Common Stock and Class B Common Stock in connection with the name change, and that the listing of the Company’s Class A Common Stock and Class B Common Stock will move from the OTCQB to the OTCQX, the highest tier over-the-counter market. As disclosed in the press release, commencing with the opening of trading on Friday, February 3, 2017, the Company’s Class A Common Stock will trade on the OTCQX under the ticker symbol “BBXT” and the Company’s Class B Common Stock will trade on the OTCQX under the ticker symbol “BBXTB.” In addition, in connection with the name change, new CUSIP numbers were assigned to the Company’s Class A Common Stock and Class B Common Stock. The new CUSIP number for the Company’s Class A Common Stock is 05491N104. The new CUSIP number for the Company’s Class B Common Stock is 05491N203.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated February 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: February 3, 2017

	By:	/s/ Raymond S. Lopez
Raymond S. Lopez,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 2, 2017